Exhibit 10.2

EXECUTION VERSION

FOURTH AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT

This FOURTH AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT (this “Fourth Amendment”) dated May 22, 2014, is by and among StoneMor GP LLC, a Delaware limited liability company (the “General Partner”), StoneMor Partners L.P., a Delaware limited partnership (the “Partnership”), StoneMor Operating LLC, a Delaware limited liability company (the “Operating Company”), the Subsidiaries of the Operating Company set forth on the signature pages hereto (together with the Operating Company, each individually a “Borrower” and collectively, the “Borrowers” and together with the General Partner and the Partnership, each individually a “Credit Party” and collectively, the “Credit Parties”), the Lenders party hereto, and Bank of America, N.A., a national banking association, as Administrative Agent for the benefit of the Lenders (in such capacity, the “Administrative Agent”), and as Swing Line Lender and L/C Issuer.

BACKGROUND

A. Pursuant to that certain Third Amended and Restated Credit Agreement, entered into on January 19, 2012, by and among the Credit Parties, the lenders party thereto (the “Lenders”) and the Administrative Agent, as amended by a First Amendment dated February 19, 2013, a Second Amendment dated May 8, 2013, and a Third Amendment dated June 18, 2013 (as so amended, and as amended, restated, modified or otherwise supplemented from time to time, the “Credit Agreement”), the Lenders agreed, inter alia, to extend to the Borrowers a revolving credit facility in the maximum aggregate principal amount of One Hundred Forty Million Dollars ($140,000,000). Capitalized terms used, but not otherwise defined, herein shall have the meanings given to them in the Credit Agreement.

B. The Borrowers have requested that the Lenders agree to amend certain provisions of the Credit Agreement and consent to certain acquisition transactions.

C. The Lenders party hereto are willing to agree to such amendments and consent to such transactions on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, at the request of the Credit Parties, and based on the representations set forth below, the Lenders hereto agree as follows:

1. Definitions.

(a) Except as expressly set forth herein, all capitalized terms used and not defined herein shall have the respective meanings ascribed thereto in the Credit Agreement.

(b) The following terms set forth in Section 1.01 of the Credit Agreement are hereby amended and restated in their entirety as follows:

“Committed Loan Notice” means a notice of (a) a Revolving Credit Borrowing, (b) a conversion of Loans from one Type to the other, or (c) a continuation of Eurodollar Rate Loans, in each case pursuant to Section 2.02(a), which shall be substantially in the form of Exhibit A or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of a Borrower.

“Consolidated EBITDA” means, for any period, an amount equal to Consolidated Net Income of the Partnership and its Subsidiaries, plus, in each case to the extent actually deducted in determining Consolidated Net Income for such period, without duplication, (a) consolidated interest expense of the Partnership and its Subsidiaries, (b) provision for income taxes, (c) depreciation and amortization expense, (d) non-cash cost for Cemetery Property and real property sold, (e) any extraordinary losses, (f) losses from sales of assets other than inventory and Cemetery Property and real property sold in the ordinary course of business, (g) other non-cash items (including, without limitation, unit-based compensation), (h) reasonable fees, costs and expenses, without duplication, incurred in connection with (i) this Agreement and the other Credit Documents, including any amendment, restatement, supplement or other modification of this Agreement or any of the other Credit Documents, and (ii) to the extent permitted hereunder, (A) the issuance of Equity Interests and debt securities by the Partnership, and (B) the refinancing of High Yield Notes with the proceeds of Future High Yield Notes (including the refinancing that occurred in 2013), including prepaid interest and early redemption premium (it being agreed that the addback described in this clause (h) shall be permitted with respect to each amendment or other transaction described in this clause (h) irrespective of whether such amendment or transaction is actually consummated), and (i) reasonable fees, costs and expenses, without duplication, incurred in connection with any Permitted Acquisition or any unsuccessful attempt by the Partnership or its Subsidiaries to make an acquisition (including an acquisition structured as an Exclusive Management Agreement), irrespective of whether such acquisition would have constituted a Permitted Acquisition had such acquisition been consummated, minus, in each case to the extent actually included in determining Consolidated Net Income for such period, without duplication, (i) any extraordinary gains, (ii) gains from sales of assets other than inventory and Cemetery Property and real property sold in the ordinary course of business, (iii) the amount of non-cash gains during such period (other than as a result of deferral of purchase price with respect to notes or installment sales contracts received in connection with sales of Cemetery Property); and (iv) other non-cash gains. Consolidated EBITDA shall be adjusted for the following: (x) “Change in Deferred Selling and Obtaining Costs”, and (y) “Change in Deferred Cemetery Revenue, net” as each such term is presented in the consolidated statement of cash flows of the Partnership; provided that, all calculations of Consolidated EBITDA shall additionally be adjusted on a Pro Forma Basis to account for any Permitted Acquisitions or Equivalent Dispositions then being consummated, if applicable, as well as any other Permitted Acquisitions or Equivalent Dispositions consummated, on or after the first day of any related Calculation Period or Measurement Period, as applicable (as if consummated on the first day of such applicable Calculation Period or Measurement Period), and provided further, that, for purposes of calculating the

Permitted Acquisition Step-Up, Consolidated EBITDA for a Permitted Acquisition required by Section 7.11(a) shall be calculated (A) using the above method (including adjustments on a Pro Forma Basis) with respect to the Person or assets so acquired and (B) for the trailing 12 month period ending on the last day of the month immediately preceding the date of such Permitted Acquisition. Notwithstanding anything to the contrary contained in this Agreement, Consolidated EBITDA shall exclude any amounts or adjustments (positive or negative) which would otherwise be attributable to the Archdiocese Transaction to the extent related to any period ending on or prior to Archdiocese Closing Date.

“Eurodollar Rate” means:

(a) for any Interest Period with respect to a Eurodollar Rate Loan, the rate per annum equal to the London Interbank Offered Rate (“LIBOR”) or a comparable or successor rate, which rate is approved by the Administrative Agent, as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period; and

(b) for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to LIBOR, at or about 11:00 a.m., London time determined two Business Days prior to such date for U.S. Dollar deposits with a term of one month commencing that day;

provided that to the extent a comparable or successor rate is approved by the Administrative Agent in connection herewith, the approved rate shall be applied in a manner consistent with market practice; provided, further that to the extent such market practice is not administratively feasible for the Administrative Agent, such approved rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person; provided, however, that Archdiocese Holdco shall not constitute a “Subsidiary” of a Credit Party for the purposes of this Agreement and the other Credit Documents. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Partnership.

“Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to Section 2.04(b), which shall be substantially in the form of Exhibit B or such other form as approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approve by the Administrative Agent), appropriately completed and signed by a Responsible Officer of a Borrower.

(c) The following terms set forth below are hereby added to Section 1.01 of the Credit Agreement in their entirety as follows:

“Archdiocese” means the Archdiocese of Philadelphia, an archdiocese organized and existing under and governed by Canon Law of the Roman Catholic Church and recognized by the Commonwealth of Pennsylvania as a nonprofit religious organization.

“Archdiocese Closing Date” means the date on which the term of the Archdiocese Lease commences pursuant to Section 1.4 of the Archdiocese Lease.

“Archdiocese Holdco” means Philadelphia Catholic Cemeteries, LLC, a Delaware limited liability company.

“Archdiocese Lease” means that certain Lease Agreement, dated as of September 26, 2013, among the Archdiocese and the Operating Company, StoneMor Pennsylvania LLC, StoneMor Pennsylvania Subsidiary LLC and the Partnership (as amended by Amendment No. 1 to Lease Agreement, dated as of March 20, 2014, and as further amended, restated, modified or supplemented from time to time).

“Archdiocese Management Agreement” means that certain Management Agreement, dated as of September 26, 2013, among the Archdiocese and the Operating Company, StoneMor Pennsylvania LLC, StoneMor Pennsylvania Subsidiary LLC and the Partnership (as amended, restated, modified or supplemented from time to time).

“Archdiocese Transaction” means the transactions evidenced by the Archdiocese Transaction Documents.

“Archdiocese Transaction Documents” means the Archdiocese Lease, the Archdiocese Management Agreement and the various related transaction documents entered into among the Archdiocese and the Operating Company, StoneMor Pennsylvania LLC, StoneMor Pennsylvania Subsidiary LLC and the Partnership (as amended, restated, modified or supplemented from time to time).

“LIBOR” has the meaning specified in the definition of Eurodollar Rate.

“SCI Acquisition” means the transactions evidenced by the SCI Purchase Agreements.

“SCI Purchase Agreements” means (i) that certain Asset Sale Agreement, dated as of April 2, 2014, by and among the Operating Company, StoneMor North Carolina LLC, a North Carolina limited liability company, StoneMor North

Carolina Subsidiary LLC, a North Carolina limited liability company, Laurel Hill Memorial Park LLC, a Virginia limited liability company, Laurel Hill Memorial Park Subsidiary, Inc., a Virginia corporation, StoneMor Pennsylvania LLC, a Pennsylvania limited liability company, and StoneMor Pennsylvania Subsidiary LLC, a Pennsylvania limited liability company, and S.E. Cemeteries of North Carolina, Inc., a North Carolina corporation, Clinch Valley Memorial Cemetery, Inc., a Virginia corporation, and S.E. Acquisition of Pennsylvania, Inc., a Pennsylvania corporation, and (ii) that certain Asset Sale Agreement, dated as of April 2, 2014, by and among the Operating Company, StoneMor Florida LLC, a Florida limited liability company, StoneMor Florida Subsidiary LLC, a Florida limited liability company, StoneMor North Carolina LLC, a North Carolina limited liability company, StoneMor North Carolina Subsidiary LLC, a North Carolina limited liability company, and StoneMor North Carolina Funeral Services, Inc., a North Carolina corporation, Loewen [Virginia] LLC, a Virginia limited liability company, Loewen [Virginia] Subsidiary, Inc., a Virginia corporation, Rose Lawn Cemeteries LLC, a Virginia limited liability company, Rose Lawn Cemeteries Subsidiary, Incorporated, a Virginia corporation, StoneMor Pennsylvania LLC, a Pennsylvania limited liability company, StoneMor Pennsylvania Subsidiary LLC, a Pennsylvania limited liability company, and CMS West Subsidiary LLC, a Pennsylvania limited liability company, and S.E. Funeral Homes of Florida, LLC, a Florida limited liability company, S.E. Cemeteries of Florida, LLC, a Florida limited liability company, S.E. Combined Services of Florida, LLC, a Florida limited liability company, S.E. Cemeteries of North Carolina, Inc., a North Carolina corporation, S.E. Funeral Homes of North Carolina, Inc., a North Carolina corporation, Montlawn Memorial Park, Inc., a North Carolina corporation, S.E. Cemeteries of Virginia, LLC, a Virginia limited liability company, SCI Virginia Funeral Services, Inc. a Virginia corporation, George Washington Memorial Park, Inc., a Pennsylvania corporation, Sunset Memorial Park Company, a Pennsylvania corporation, and S.E. Mid-Atlantic Inc., a Maryland corporation (each as amended, restated, modified or supplemented from time to time).

(d) The definition of “Assignment and Assumption” set forth in Section 1.01 of the Credit Agreement is hereby amended by replacing the phrase “MarkitClear or other” with the phrase “use of an”.

(e) The definition of “Indebtedness” set forth in Section 1.01 of the Credit Agreement is hereby amended by inserting the following after the last sentence thereof:

Notwithstanding anything to the contrary contained in this Agreement, the obligations of the applicable Credit Parties under the Archdiocese Lease, as in effect on the Archdiocese Closing Date, shall not constitute Indebtedness.

2. Amendment to Section 2.02(a). Subparagraph (a) of Section 2.02 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(a) Each Revolving Credit Borrowing, each conversion of Revolving Credit Loans from one Type to the other, and each continuation of Eurodollar Rate

Loans shall be made upon a Borrower’s irrevocable notice to the Administrative Agent, which may be given by (A) telephone, or (B) a Committed Loan Notice; provided that any telephonic notice must be confirmed immediately by delivery to the Administrative Agent of a Committed Loan Notice. Each such Committed Loan Notice must be received by the Administrative Agent not later than 11:00 a.m. (i) three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurodollar Rate Loans or of any conversion of Eurodollar Rate Loans to Base Rate Loans, and (ii) on the requested date of any Borrowing of Base Rate Loans. Each Borrowing of, conversion to or continuation of Eurodollar Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $250,000 in excess thereof. Except as provided in Sections 2.03(c) and 2.04(c), each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $250,000 in excess thereof. Each Committed Loan Notice shall specify (i) whether a Borrower is requesting a Revolving Credit Borrowing, a conversion of Revolving Credit Loans from one Type to the other, or a continuation of Eurodollar Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which Revolving Credit Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If such Borrower fails to specify a Type of Loan in a Committed Loan Notice or if such Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Revolving Credit Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans. If a Borrower requests a Borrowing of, conversion to, or continuation of Eurodollar Rate Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. Notwithstanding anything to the contrary herein, a Swing Line Loan may not be converted to a Eurodollar Rate Loan.

3. Amendment to Section 2.04(b). Subparagraph (b) of Section 2.04 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(b) Each Swing Line Borrowing shall be made upon the Borrowers’ irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by (A) telephone, or (B) a Committed Loan Notice; provided that any telephonic notice must be confirmed immediately by delivery to the Administrative Agent of a Committed Loan Notice. Each such Committed Loan Notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the requested borrowing date and shall specify (i) the amount to be borrowed, which shall be a minimum of $100,000, and (ii) the requested borrowing date, which shall be a Business Day. Promptly after receipt by the Swing Line Lender of any Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Lender) prior to 2:00 p.m. on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in Article IV is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 3:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to such Borrower at its office either by (i) crediting the requested account of a Borrower on the books of the Swing Line Lender in immediately available funds, or (ii) wire transfer of such funds in accordance with instructions provided to (and reasonably acceptable to) the Swing Line Lender by such Borrower.

4. Amendment to Section 2.05(a). Clause (A) of the proviso of subparagraph (i) of Section 2.05(a) of the Credit Agreement is hereby amended by inserting the phrase “in a form reasonably acceptable to the Administrative Agent and be” following the words “such notice must be”.

5. Amendment to Section 7.02(f). Subparagraph (f) of Section 7.02 of the Credit Agreement is hereby amended by replacing the phrase “Eight Million Dollars ($8,000,000)” with “Ten Million Dollars ($10,000,000)”.

6. Amendment to Section 7.03(h)(v). The proviso of subparagraph (v) of Section 7.03(h) of the Credit Agreement is hereby amended and restated in its entirety as follows:

provided, however, that the Aggregate Consideration paid by or on behalf of the Borrowers for (A) any Permitted Acquisitions occurring before March 31, 2014, (B) the Archdiocese Transaction, and (C) the SCI Acquisition shall be disregarded in determining the total Aggregate Consideration paid by or on behalf of the Borrowers for any Permitted Acquisitions which have closed in the immediately preceding 365 days for the purposes of this subparagraph (v);

7. Amendment to Section 7.03(h)(vi). The proviso of subparagraph (vi) of Section 7.03(h) of the Credit Agreement is hereby deleted.

8. Amendment to Section 7.03. Section 7.03 of the Credit agreement is hereby amended by deleting the word “and” at the end of subparagraph (n) thereof, renumbering the existing subparagraph (o) as subparagraph (p) and inserting a new subparagraph (o) as follows:

(o) Non-economic Equity Interest in Archdiocese Holdco, on the terms set forth in the Operating Agreement, in the form of Exhibit F to the Archdiocese Lease, between the Archdiocese and one or more of the Credit Parties (as amended, restated, modified or supplemented from time to time, in each case in a manner which could not reasonably be expected to be adverse in any material respect to the interests of the Lenders); and

9. Amendment to Section 7.11(a). Subparagraph (a) Section 7.11 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(a) Minimum EBITDA. Permit Consolidated EBITDA for any Measurement Period to be less than the sum of (i) $57,822,000 plus (ii) 80% of the aggregate of all Consolidated EBITDA for each Permitted Acquisition (other than the Archdiocese Transaction) completed after March 31, 2013 (the “Permitted Acquisition Step-Up”).

10. Amendment to Section 7.11(c). Subparagraph (c) Section 7.11 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(c) Maximum Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio to be greater than 4.000 to 1.0 for any period.

11. Amendment to Section 11.02(b). Subparagraph (b) of Section 11.02 of the Credit Agreement is hereby amended by inserting a comma following the words “including e-mail” and inserting the phrase “FpML messaging,” thereafter.

12. Amendment to Section 11.02(c). Subparagraph (c) of Section 11.02 of the Credit Agreement is hereby amended by inserting the phrase “or notices through the Platform, any other electronic platform or electronic messaging service, or” following the words “Borrower Materials” in the last sentence thereof.

13. Amendment to Section 11.02(e). Subparagraph (e) of Section 11.02 of the Credit Agreement is hereby amended by replacing the words “or electronic” with the word “notices,” in the first sentence thereof.

14. Amendment to Section 11.17. Section 11.17 of the Credit Agreement is hereby amended and restated in its entirety as follows:

The words “execute,” “execution,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation Assignment and Assumptions, amendments or other modifications, Committed Loan Notices, Swingline Loan Notices, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the Pennsylvania Electronic Transactions Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it.

15. Consent to Permitted Acquisitions. Subject to the representations and conditions set forth below, the Lenders hereby consent to (i) the Archdiocese Transaction on the terms set forth in the Archdiocese Transaction Documents, and (ii) the SCI Acquisition (together with the Archdiocese Transaction, the “Acquisitions”) on the terms set forth in the SCI Purchase Agreements, each in substantially the form provided to the Lenders and in effect on the date hereof; provided, however, that the foregoing agreement and consent shall not extend to any amendment or other modification of the Archdiocese Transaction Documents or the SCI Purchase Agreements which would either (a) increase the Aggregate Consideration for the Archdiocese Transaction or SCI Acquisition, or (b) cause the Archdiocese Transaction or SCI Acquisition not to meet the requirements set forth in the definition of “Permitted Acquisition” or Section 7.03(h) (other than (x) solely with respect to the Archdiocese Transaction, subparagraph (viii) thereof, and (y) in each case, subparagraph (v) thereof) of the Credit Agreement.

16. Representations and Warranties.

(a) Each Credit Party hereby represents and warrants to the Administrative Agent and the Lenders that, as to such Credit Party:

(i) Representations. Each of the representations and warranties of or as to such Credit Party contained in the Credit Agreement and the other Credit Documents are true and correct in all material respects on and as of the date hereof as if made on and as of the date hereof, except to the extent such representation or warranty was made as of a specific date;

(ii) Power and Authority. (A) Such Credit Party has the power and authority under the laws of its jurisdiction of organization and under its organizational documents to enter into and perform this Fourth Amendment and any other documents which the Administrative Agent requires such Credit Party to deliver hereunder (this Fourth Amendment and any such additional documents delivered in connection with the Fourth Amendment are herein referred to as the “Fourth Amendment Documents”); and (B) all actions, corporate or otherwise, necessary or appropriate for the due execution and full performance by such Credit Party of the Fourth Amendment Documents have been adopted and taken and, upon their execution, the Credit Agreement, as amended by this Fourth Amendment and the other Fourth Amendment Documents will constitute the valid and binding obligations of such Credit Party enforceable in accordance with their respective terms, except as such enforcement may be limited by any Debtor Relief Law from time to time in effect which affect the enforcement of creditors rights in general and the availability of equitable remedies;

(iii) No Violation. The making and performance of the Fourth Amendment Documents will not (A) contravene, conflict with or result in a breach or default under any applicable law, statute, rule or regulation, or any order, writ, injunction, judgment, ruling or decree of any court, arbitrator or governmental instrumentality, (B) contravene, constitute a default under, conflict or be inconsistent with or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of any Credit Party pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, credit agreement or any other agreement or instrument to which any Credit Party is a party or by which it or any of its property or assets are bound or to which it may be subject or (C) contravene or violate any provision of the certificate of incorporation, by-laws, certificate of partnership, partnership agreement, certificate of limited liability company, limited liability company agreement or equivalent organizational document, as the case may be, any Credit Party;

(iv) No Default. Immediately after giving effect to this Fourth Amendment, no Default or Event of Default has occurred and is continuing;

(v) No Material Adverse Effect. No Material Adverse Effect has occurred since December 31, 2013; and

(vi) Organizational Documents. There have been no changes in the organizational documents of the Credit Parties since January 19, 2012 (or such later date as any such organizational documents were initially adopted), except as previously disclosed to the Administrative Agent in writing, certified copies of which have been previously provided to the Lenders.

(b) On and as of the closing date of each of the Acquisitions (each, an “Acquisition Closing Date”), as applicable, each Credit Party hereby represents and warrants to the Administrative Agent and the Lenders as follows:

(i) Representations. All representations and warranties contained in the Credit Agreement and in the other Credit Documents are true and correct in all material respects with the same effect as though such representations and warranties had been made on the Acquisition Closing Date (both before and after giving effect thereto), unless stated to relate to a specific earlier date, in which case such representations and warranties are true and correct in all material respects as of such earlier date;

(ii) No Contingent Liabilities. Such Acquisition will not include or result in any contingent liabilities that could reasonably be expected to be material to the business, financial condition, operations or prospects of the Partnership, or the Partnership and its Subsidiaries taken as a whole; and

(iii) No Default. Immediately before and immediately after giving pro forma effect to (A) the Archdiocese Transaction, no Default will occur or be continuing, and (B) the SCI Acquisition, on a Pro Forma Basis (for the related Calculation Period), no Default will occur or be continuing.

17. No Waiver of Existing Defaults. To induce the Lenders to enter into this Fourth Amendment, the Credit Parties acknowledge, agree, warrant, and represent that nothing in this Fourth Amendment nor any communication between any Secured Party, any Credit Party or any of their respective officers, agents, employees or representatives shall be deemed to constitute a waiver of (i) any Default or Event of Default arising as a result of the representations and warranties set forth in Section 16 proving to be false or incorrect in any material respect, or

(ii) any rights or remedies which any Secured Party has against any Credit Party under the Credit Agreement or any other Credit Document and/or applicable law, with respect to any such Default or Event of Default arising as a result of the representations and warranties set forth in Section 16 proving to be false or incorrect in any material respect.

18. Waiver of Claims. The Credit Parties hereby waive any and all defenses, set offs and counterclaims which they, whether jointly or severally, may have or claim to have against each of the Secured Parties as of the date hereof.

19. Conditions to Effectiveness of Amendment.

(a) This Fourth Amendment, other than the consents set forth in Section 15, shall be effective upon the Administrative Agent’s receipt of the following, each in form and substance reasonably satisfactory to the Administrative Agent (the “Fourth Amendment Effective Date”):

(i) Fourth Amendment. This Fourth Amendment, duly executed by the Credit Parties and Lenders constituting the Required Lenders;

(ii) Fourth Amendment Fees. Payment to the Administrative Agent, in immediately available funds, of all amounts owing to the Administrative Agent for its own account, or the account of the Lenders party hereto, under the fee letter relating hereto;

(iii) Other Fees and Expenses. Payment to the Administrative Agent, in immediately available funds, of all amounts necessary to reimburse the Administrative Agent for the reasonable fees and costs incurred by the Administrative Agent in connection with the preparation and execution of this Fourth Amendment and any other document provided for herein, including, without limitation, all fees and costs incurred by the Administrative Agent’s attorneys;

(iv) Consent and Waivers. Copies of any consents or waivers necessary in order for the Credit Parties to comply with or perform any of its covenants, agreements or obligations contained in any agreement which are required as a result of any Credit Party’s execution of this Fourth Amendment, if any; and

(v) Other Documents and Actions. Such additional agreements, instruments, documents, writings and actions as the Administrative Agent may reasonably request.

(b) The consents set forth in Section 15 of this Fourth Amendment shall be effective, as to each Acquisition, upon the Administrative Agent’s receipt of the following, as to such Acquisition, as applicable, each in form and substance reasonably satisfactory to the Administrative Agent:

(i) Lien Searches and Payoff Letters. Lien search requests, payoff letters and proofs of filing of (or agreements to file upon receipt of funds) UCC-3 terminations, mortgage releases and other releases, as applicable, with respect to any Indebtedness owed by or liens held against the cemeteries leased pursuant to the Archdiocese Lease or any assets acquired pursuant to the SCI Purchase Agreements, as applicable, and any other pay-off letters or terminations delivered in connection with the consummation of such Acquisition;

(ii) Copies of Consent, Approvals and Waivers. Copies of any consents, approvals and orders delivered by (A) the Archdiocese to the applicable Credit Parties pursuant to the Archdiocese Transaction Documents, including all necessary consents, approvals and orders of any Governmental Authority, (B) Seller (as such term is defined in each of the SCI Purchase Agreements) to the applicable Credit Parties pursuant to the SCI Purchase Agreements, and (C) any consents or waivers necessary in order for the applicable Credit Parties to comply with or perform any of its covenants, agreements or obligations contained in any agreement which are required as a result of any Credit Party’s execution of the Archdiocese Transaction Documents, or the SCI Purchase Agreements, as applicable, in each case including any necessary consents, approvals and orders of any Governmental Authority;

(iii) Transaction Documents. Fully-executed copies of the (A) the Archdiocese Transaction Documents, or (B) the SCI Purchase Agreements, as applicable, each together with any amendments or other modifications and all schedules and exhibits thereto;

(iv) Joinder Documents. With respect to the SCI Acquisition, that certain Joinder to Third Amended and Restated Credit Agreement and Credit Documents by and among Kirk & Nice, Inc., and Kirk & Nice Suburban Chapel, Inc. (together, the “New Borrowers”), and the other Credit Parties, in favor of the Lenders and the Administrative Agent, and such other related joinder documents (together, the “Joinder Documents”) as reasonably requested by the Administrative Agent;

(v) Real Estate Documents. With respect to each Acquisition, as applicable, Mortgages, title policies and endorsements, surveys, flood insurance and such other related real estate documents as reasonably requested by the Administrative Agent in accordance with the Credit Agreement;

(vi) Legal Opinions. With respect to (A) the Archdiocese Transaction, legal opinions with respect to those Credit Parties that are acquiring assets as part of the Archdiocese Transaction or are otherwise party to the Archdiocese Transaction Documents, as to such matters pertaining to the leasehold Mortgages as reasonably requested by the Administrative Agent, and (B) the SCI Acquisition, legal opinions with respect to the New Borrowers and those Credit Parties that are acquiring assets as part of the SCI Acquisition, as to such matters pertaining to the Joinder Documents and Mortgages as reasonably requested by the Administrative Agent;

(vii) Secretary’s Certificate. With respect to the SCI Acquisition, a master secretary’s certificate, attaching customary deliveries, for the New Borrowers;

(viii) Good Standing Certificates. With respect to (A) the Archdiocese Transaction, subsistence or good standing certificates for the jurisdiction of organization for each of the Credit Parties party to the Archdiocese Transaction Documents, the Archdiocese and Archdiocese Holdco, and (B) the SCI Acquisition, subsistence or good standing certificates for the jurisdiction of organization for each of the Credit Parties party to the SCI Purchase Agreements and the New Borrowers;

(ix) Updated Schedules. Updated schedules to the Credit Documents to reflect the transactions related to the applicable Acquisition, as required under Section 7.03(h)(iv) of the Credit Agreement;

(x) Pro Forma Compliance Certificate. A duly executed certificate of Responsible Officer attaching a pro forma Compliance Certificate, as required under Section 7.03(h)(viii) of the Credit Agreement, with respect to the SCI Acquisition;

(xi) Approval Package and Appraisals. Approval packages and all appraisals, if any, as required under Section 7.03(h)(vii) of the Credit Agreement with respect to such Acquisition;

(xii) Other Fees and Expenses. Payment to the Administrative Agent, in immediately available funds, of all amounts necessary to reimburse the Administrative Agent for the reasonable fees and costs incurred by the Administrative Agent in connection with such Acquisition, including, without limitation, all fees and costs incurred by the Administrative Agent’s attorneys; and

(xiii) Other Documents and Actions. Such additional agreements, instruments, documents, writings and actions as the Administrative Agent may reasonably request in connection with such Acquisition.

20. No Waiver; Ratification. The execution, delivery and performance of this Fourth Amendment shall not (a) operate as a waiver of any right, power or remedy of the Lenders under the Credit Agreement or any other Credit Document and the agreements and documents executed in connection therewith or (b) constitute a waiver of any provision thereof. Except as expressly modified hereby, all terms, conditions and provisions of the Credit Agreement and the other Credit Documents shall remain in full force and effect and are hereby ratified and confirmed by each of the Credit Parties. Nothing contained herein constitutes an agreement or obligation by the Administrative Agent or the Lenders to grant any further consent under the Credit Agreement or any of the other Credit Documents.

21. Binding Effect. This Fourth Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

22. Governing Law. This Fourth Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania without reference to the choice of law doctrine of the Commonwealth of Pennsylvania.

23. Headings. The headings of the sections of this Fourth Amendment are inserted for convenience only and shall not be deemed to constitute a part of this Fourth Amendment.

24. Counterparts. This Fourth Amendment may be executed in any number of counterparts with the same effect as if all of the signatures on such counterparts appeared on one document and each counterpart shall be deemed an original. Delivery of an executed counterpart of a signature page of this Fourth Amendment by telecopy or by electronic means shall be effective as delivery of a manually executed counterpart of this Fourth Amendment.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK, SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto, by their respective duly authorized officers, have executed this Fourth Amendment to Third Amended and Restated Credit Agreement as of the date first above written.

General Partner:

STONEMOR GP LLC

By:	/s/ Timothy K. Yost
Name:	Timothy K. Yost
Title:	Chief Financial Officer

Partnership:

STONEMOR PARTNERS L.P.
By:	STONEMOR GP LLC
its General Partner

By:	/s/ Timothy K. Yost
Name:	Timothy K. Yost
Title:	Chief Financial Officer

Operating Company:

STONEMOR OPERATING LLC

By:	/s/ Timothy K. Yost
Name:	Timothy K. Yost
Title:	Chief Financial Officer

Borrowers’ Signature Page to Fourth Amendment

Additional Credit Parties

Alleghany Memorial Park Subsidiary, Inc.

Altavista Memorial Park Subsidiary, Inc.

Arlington Development Company

Augusta Memorial Park Perpetual Care Company

Bethel Cemetery Association

Beth Israel Cemetery Association of Woodbridge, New Jersey

Birchlawn Burial Park Subsidiary, Inc.

Bronswood Cemetery, Inc.

Cedar Hill Funeral Home, Inc.

Cemetery Investments Subsidiary, Inc.

Chapel Hill Associates, Inc.

Chapel Hill Funeral Home, Inc.

Clover Leaf Park Cemetery Association

Columbia Memorial Park Subsidiary, Inc.

Cornerstone Family Insurance Services, Inc.

Cornerstone Family Services of New Jersey, Inc.

Cornerstone Family Services of West Virginia Subsidiary, Inc.

Covenant Acquisition Subsidiary, Inc.

Covington Memorial Funeral Home, Inc.

Covington Memorial Gardens, Inc.

Crown Hill Cemetery Association

Eloise B. Kyper Funeral Home, Inc.

Forest Lawn Gardens, Inc.

Forest Lawn Memorial Chapel, Inc.

Forest Lawn Memory Gardens, Inc.

Glen Haven Memorial Park Subsidiary, Inc.

Henry Memorial Park Subsidiary, Inc.

Highland Memorial Park, Inc.

Hillside Memorial Park Association, Inc.

Kingwood Memorial Park Association

KIRIS Subsidiary, Inc.

Lakewood/Hamilton Cemetery Subsidiary, Inc.

Lakewood Memory Gardens South Subsidiary, Inc.

Laurel Hill Memorial Park Subsidiary, Inc.

Laurelwood Holding Company

Legacy Estates, Inc.

Locustwood Cemetery Association

Loewen [Virginia] Subsidiary, Inc.

Lorraine Park Cemetery Subsidiary, Inc.

Modern Park Development Subsidiary, Inc.

Northlawn Memorial Gardens

Oak Hill Cemetery Subsidiary, Inc.

By:	/s/ Frank Milles
Vice President, except President of Bethel Cemetery Association

Borrowers’ Signature Page to Fourth Amendment

Ohio Cemetery Holdings, Inc.

Osiris Holding Finance Company

Osiris Holding of Maryland Subsidiary, Inc.

Osiris Holding of Rhode Island Subsidiary, Inc.

Osiris Management, Inc.

Osiris Telemarketing Corp.

Perpetual Gardens.Com, Inc.

Prince George Cemetery Corporation

PVD Acquisitions Subsidiary, Inc.

Rockbridge Memorial Gardens Subsidiary Company

Rose Lawn Cemeteries Subsidiary, Incorporated

Roselawn Development Subsidiary Corporation

Russell Memorial Cemetery Subsidiary, Inc.

SCI Puerto Rico Funeral and Cemetery Services, Inc., name changed to StoneMor Puerto Rico Cemetery And Funeral, Inc.

Shenandoah Memorial Park Subsidiary, Inc.

Sierra View Memorial Park

Southern Memorial Sales Subsidiary, Inc.

Springhill Memory Gardens Subsidiary, Inc.

Star City Memorial Sales Subsidiary, Inc.

Stephen R. Haky Funeral Home, Inc.

Stitham Subsidiary, Incorporated

StoneMor Alabama Subsidiary, Inc.

StoneMor California, Inc.

StoneMor California Subsidiary, Inc.

StoneMor Georgia Subsidiary, Inc.

StoneMor Hawaii Subsidiary, Inc.

StoneMor North Carolina Funeral Services, Inc.

StoneMor Ohio Subsidiary, Inc.

StoneMor Tennessee Subsidiary, Inc.

StoneMor Washington, Inc.

Sunset Memorial Gardens Subsidiary, Inc.

Sunset Memorial Park Subsidiary, Inc.

Temple Hill Subsidiary Corporation

The Valhalla Cemetery Subsidiary Corporation

Virginia Memorial Service Subsidiary Corporation

W N C Subsidiary, Inc.

Wicomico Memorial Parks Subsidiary, Inc.

Willowbrook Management Corp.

By:	/s/ Frank Milles
Vice President

Borrowers’ Signature Page to Fourth Amendment

Alleghany Memorial Park LLC

Altavista Memorial Park LLC

Birchlawn Burial Park LLC

Cemetery Investments LLC

Cemetery Management Services, L.L.C.

Cemetery Management Services of Mid-Atlantic States, L.L.C., name changed to Cornerstone Trust Management Services LLC

Cemetery Management Services of Ohio, L.L.C.

CMS West LLC

CMS West Subsidiary LLC

Columbia Memorial Park LLC

Cornerstone Family Services of West Virginia LLC

Cornerstone Funeral and Cremation Services LLC

Covenant Acquisition LLC

Glen Haven Memorial Park LLC

Henlopen Memorial Park LLC

Henlopen Memorial Park Subsidiary LLC

Henry Memorial Park LLC

Juniata Memorial Park LLC

KIRIS LLC

Lakewood/Hamilton Cemetery LLC

Lakewood Memory Gardens South LLC

Laurel Hill Memorial Park LLC

Loewen [Virginia] LLC

Lorraine Park Cemetery LLC

Modern Park Development LLC

Oak Hill Cemetery LLC

Osiris Holding of Maryland LLC

Osiris Holding of Pennsylvania LLC

Osiris Holding of Rhode Island LLC

Plymouth Warehouse Facilities LLC

PVD Acquisitions LLC

Rockbridge Memorial Gardens LLC

Rolling Green Memorial Park LLC

Rose Lawn Cemeteries LLC

Roselawn Development LLC

Russell Memorial Cemetery LLC

Shenandoah Memorial Park LLC

Southern Memorial Sales LLC

Springhill Memory Gardens LLC

Star City Memorial Sales LLC

Stitham LLC

StoneMor Alabama LLC

StoneMor Arkansas Subsidiary LLC

By:	/s/ Frank Milles
Vice President

Borrowers’ Signature Page to Fourth Amendment

StoneMor Cemetery Products LLC

StoneMor Colorado LLC

StoneMor Colorado Subsidiary LLC

StoneMor Florida LLC StoneMor Florida Subsidiary LLC

StoneMor Georgia LLC

StoneMor Hawaii LLC

StoneMor Hawaiian Joint Venture Group LLC

StoneMor Holding of Pennsylvania LLC

StoneMor Illinois LLC

StoneMor Illinois Subsidiary LLC

StoneMor Indiana LLC

StoneMor Indiana Subsidiary LLC

StoneMor Iowa LLC

StoneMor Iowa Subsidiary LLC

StoneMor Kansas LLC

StoneMor Kansas Subsidiary LLC

StoneMor Kentucky LLC

StoneMor Kentucky Subsidiary LLC

StoneMor Michigan LLC

StoneMor Michigan Subsidiary LLC

StoneMor Mississippi LLC

StoneMor Mississippi Subsidiary LLC

StoneMor Missouri LLC

StoneMor Missouri Subsidiary LLC

StoneMor North Carolina LLC

StoneMor North Carolina Subsidiary LLC

StoneMor Ohio LLC

StoneMor Oklahoma LLC

StoneMor Oklahoma Subsidiary LLC

StoneMor Oregon LLC

StoneMor Oregon Subsidiary LLC

StoneMor Pennsylvania LLC

StoneMor Pennsylvania Subsidiary LLC

StoneMor Puerto Rico LLC

StoneMor Puerto Rico Subsidiary LLC

StoneMor South Carolina LLC

StoneMor South Carolina Subsidiary LLC

StoneMor Washington Subsidiary LLC

By:	/s/ Frank Milles
Vice President

Borrowers’ Signature Page to Fourth Amendment

Sunset Memorial Gardens LLC

Sunset Memorial Park LLC

Temple Hill LLC

The Valhalla Cemetery Company LLC

Tioga County Memorial Gardens LLC

Virginia Memorial Service LLC

WNCI LLC

Wicomico Memorial Parks LLC

Woodlawn Memorial Park Subsidiary LLC

By:	/s/ Frank Milles
Vice President

Borrowers’ Signature Page to Fourth Amendment

BANK OF AMERICA, N.A., as
Administrative Agent

By:	/s/ Christine Trotter
Name:	Christine Trotter
Title:	Assistant Vice President

Administrative Agent’s Signature Page to Fourth Amendment

BANK OF AMERICA, N.A., as a Lender,
L/C Issuer and Swing Line Lender

By:	/s/ Kenneth G. Wood
Name:	Kenneth G. Wood
Title:	Senior Vice President

Lender’s Signature Page to Fourth Amendment

TD BANK, N.A.

By:	/s/ Susan Schwartz
Name:	Susan Schwartz
Title:	Vice President

Lender’s Signature Page to Fourth Amendment

CAPITAL ONE, N.A.

By:	/s/ Allison Sardo
Name:	Allison Sardo
Title:	Senior Vice President

Lender’s Signature Page to Fourth Amendment

TRISTATE CAPITAL BANK

By:	/s/ Kent Nelson
Name:	Kent Nelson
Title:	Senior Vice President

Lender’s Signature Page to Fourth Amendment

FOX CHASE BANK

By:	/s/ Paula Pyfer
Name:	Paula Pyfer
Title:	Senior Vice President

Lender’s Signature Page to Fourth Amendment

RAYMOND JAMES BANK, FSB

By:	/s/ Scott G. Axelrod
Name:	Scott G. Axelrod
Title:	Vice President

Lender’s Signature Page to Fourth Amendment